Exhibit 10.3

INDEPENDENT DIRECTOR AGREEMENT

This INDEPENDENT DIRECTOR AGREEMENT (this “Agreement” or “Services Agreement”) is entered into on _________ by and between BGIN BLOCKCHAIN LIMITED, a company organized under the laws of the Cayman Islands (the “Company”), and _________, an individual resident of _________ (the “Independent Director”).

WHEREAS, the Company has appointed the Independent Director effective as of the date hereof (the "Effective Date") and wishes to formalize the terms of such appointment through this Agreement; and

WHEREAS, the Independent Director is willing to accept the appointment and to fulfill the duties associated therewith, in accordance with the terms and conditions outlined herein and pursuant to applicable laws and regulations.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions set forth in this Agreement, the Company shall take the necessary steps to effectuate the appointment of the Independent Director, who in turn agrees to fulfill the duties associated with such position, as outlined herein.

2. Duties.

(a) Throughout the Directorship Term (as defined herein), the Independent Director shall exert reasonable commercial efforts to attend all meetings of the board of directors of the Company (the “Board”) and quarterly pre-scheduled conference calls between the Board and management of the Company (the “Management”). Furthermore, the Independent Director shall agree to serve on appropriate committees of the Board (the “Committees”) as reasonably requested and agreed upon by the Board, make himself/herself accessible to the Company at mutually agreeable times and locations, attend external meetings and presentations when notified in advance, and undertake such duties, services, and responsibilities as well as wield the authority commensurate with such position. To the extent the Independent Director serves as member of the Audit Committee of the Board, the Independent Director represents that he/she possesses the necessary skills and experience to serve as a qualified financial expert for purposes of such position, and before the United States Securities and Exchange Commission (“SEC”).

(b) The Independent Director shall diligently strive to advance the interests of the Company to the best of his/her ability. The Company acknowledges that, subject to any constraints imposed by any applicable laws and limitations imposed by any exchange or quotation service on which the Company’s Class A ordinary shares are listed or traded, the Independent Director: (i) may presently or in the future hold a full-time executive position with another entity, with responsibilities to such entity taking precedence; and (ii) currently serves or may serve on the boards of directors of other entities. Notwithstanding the foregoing, the Independent Director shall furnish the Company, prior to the appointment to serve as the Independent Director, written disclosure notice of any and all existing commitments to such entities, subject to the review by the Board. In addition, and notwithstanding the foregoing, the Independent Director shall furnish the Company with prior written disclosure notice of any prospective commitments to such entities and shall exert reasonable commercial efforts to synchronize his/her commitments in order to fulfill his/her obligations to the Company. Furthermore, the Independent Director commits to fulfilling his/her legal duties as an Independent Director regardless of any competing commitments. Save as provided herein, the Independent Director shall not, without prior written notification to the Board, engage in any other business activity that could significantly impede the execution of his/her duties, services, and responsibilities hereunder or contravene the reasonable policies established by the Company from time to time. However, it is understood that this provision does not restrict the Independent Director’s activities on behalf of: (i) any current employer and its affiliates; or (ii) the boards of directors of any entities on which the Independent Director serves as of the Effective Date. When the Board receives such written disclosure notification, it reserves the right to request the resignation of the Independent Director if it determines that such business activity indeed creates conflicts of interest or materially hampers the execution of the Independent Director’s duties, services, and responsibilities hereunder.

3. Compensation and Reimbursements.

(a) Retainer. The Company will pay to the Independent Director an annual retainer (the “Retainer”) comprised of (1) $_______ for serving on the Board, plus (2) $_______ for serving on each Committee of which Independent Director is a member, plus (3) $_______ for serving as chairman of any Committee of which Independent Director is a member. If the Independent Director’s service on the Board or any Committee does not begin or end at the beginning of a calendar year, the Retainer for that year will be prorated on a per diem basis as appropriate to reflect the portion of the year during which services were rendered.

(b) Expenses. The Company will reimburse the Independent Director for all reasonable, out-of-pocket expenses incurred in connection with the performance of Independent Director’s duties under this Agreement, subject to the condition that the Independent Director adheres to the generally applicable policies, practices, and procedures of the Company for the submission of expense reports, receipts, or similar documentation of such expenses.

(c) Not an Employee. Throughout the Directorship Term, the Independent Director’s status shall not, under any circumstance, be that of an employee or agent with the authority to bind the Company in any manner. All payments and other forms of compensation provided to the Independent Director under this Section 3 shall be made or provided without any withholding or deduction of any kind, and the Independent Director shall assume sole responsibility for fulfilling all tax or other obligations associated therewith.

(d) Tax. The Independent Director is responsible for taxes arising out of any compensation paid by the Company to the Independent Director under this Agreement. The Independent Director acknowledges and agrees that because of no employment relationship, the Company will not withhold any amounts for taxes from any of his/her payments under the Agreement.

(e) Offset. The Company may offset any and all monies payable to the Independent Director to the extent of any monies owing to the Company from the Independent Director.

(f) Insurance. The Company shall maintain a policy of directors’ and officers’ insurance coverage with a liability minimum coverage of $5,000,000 or otherwise as commensurate with the market practice (“D&O Insurance”). In the event any notice of termination or significant change in coverage or terms of D&O Insurance are received by the Company, prompt written notice shall be provided to the Independent Director during the Directorship Term.

4. Directorship Term.

(a) Directorship Term shall mean the period commencing on the Effective Date and terminating on the earlier of the date of the subsequent annual general meeting of shareholders and the earliest of the following to occur: (1) the demise, meaning death or incapacity of the Independent Director; (2) the termination of the Independent Director from his/her membership on the Board by the mutual agreement of the Company and the Independent Director; (3) the removal of the Independent Director from the Board by shareholders of the Company through ordinary resolutions; and (4) the resignation by the Independent Director from the Board.

(b) It is hereby understood and agreed that the Independent Director’s continued service on the Board following the initial one-year term shall be contingent upon obtaining any requisite approval from the Company’s shareholders, in accordance with applicable corporate governance procedures and regulations.

5. Independent Director’s Representation and Acknowledgment.

(a) The Independent Director represents to the Company that his/her execution of, and the performance of his/her obligations under, this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he/she may have with or to any third party, including without limitation, any prior or current employer. The Independent Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company and the Independent Director shall have no recourse whatsoever against any shareholder of the Company or any of their respective affiliates with regard to this Agreement.

(b) The Independent Director shall not violate any applicable laws and rules regarding insider trading, including without limitation any guideline published by the SEC. For purpose of this Agreement, illegal insider trading refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, on the basis of material, nonpublic information about the security.

6. Independent Director Covenants.

(a) Unauthorized Disclosure. The Independent Director agrees and understands that in the Independent Director’s position with the Company, the Independent Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Independent Director agrees that during the Directorship Term and thereafter, the Independent Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (1) the Independent Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Independent Director’s breach of the obligations hereunder, and (2) the Independent Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Independent Director will promptly return to the Company and/or destroy at the Company’s direction all property, keys, notes, memorandum, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Independent Director in the course or otherwise as a result of the Independent Director’s position with the Company during or prior to the Directorship Term, provided that the Company shall retain such materials and make them available to the Independent Director if requested by him in connection with any litigation against the Independent Director under circumstances in which (1) the Independent Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation and (2) the confidentiality of the materials is subject to the confidentiality obligations thereunder and is preserved to the reasonable satisfaction of the Company.

(b) Non-Solicitation. During the Directorship Term and for a period of three (3) years thereafter, the Independent Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

(c) Non-Compete. The Independent Director agrees that during the Directorship Term and for a period of three (3) years thereafter, he/she shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, shareholder, investor or employee of or consultant to any other corporation or enterprise; engage in the business of developing, marketing, selling or supporting technology to or for businesses in which the Company engages in or in which the Company has an actual intention, as evidenced by the Company's written business plans, to engage in, within any geographic area in which the Company is then conducting such business.

(d) Remedies. The Independent Director agrees that any breach of the terms of this Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Independent Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Independent Director and/or any and all entities acting for and/or with the Independent Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Independent Director. The Independent Director acknowledges that the Company would not have entered into this Agreement had the Independent Director not agreed to the provisions of this Section 6.

(e) The provisions of this Section 6 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Independent Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 6.

7. Indemnification. The Company agrees to indemnify the Independent Director for his/her activities as a member of the Board to the fullest extent permitted under applicable law.

(a) Subject to the exceptions contained in this Agreement, the Company shall indemnify the Independent Director against all expenses and liabilities incurred by the Independent Director in connection with any proceeding to which the Independent Director was or is a party or is threatened to be made a party by reason of his/her performance of obligations pursuant to this Agreement.

(b) Subject to the exceptions contained in this Agreement, the Company shall indemnify the Independent Director against all expenses and liabilities incurred by the Independent Director in connection with any proceeding to which the Independent Director was or is a party or is threatened to be made a party by or in right of the Company.

(c) For purposes of this Agreement, the Independent Director shall be deemed to have acted in good faith in conducting the Company’s affairs as an independent director of the Company and/or a member of a Committee, if the Independent Director (1) exercised or used the same degree of diligence, care, and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his/her own affairs; or (2) took, or omitted to take, an action in reliance upon advise of counsels or other professional advisors for the Company, or upon statements made or information furnished by other directors ,officers or employees of the Company, or upon a financial statement of the Company provided by a person in charge of its accounts or certified by a public accountant or a firm of public accountants, which the Independent Director had reasonable grounds to believe to be true at the time when he/she took, or omitted to take such action.

(d) To the extent that a change in applicable law and regulations shall mandate broader or narrower indemnification than is provided hereunder, the Independent Director shall be subject to such broader or narrower indemnification and this Agreement shall be deemed to be amended to such extent.

8. Exceptions to Indemnification. The Independent Director shall be entitled to indemnification under Section 7 above in all circumstances other than the following:

(a) If indemnification is requested under Section 7(a) and it has been adjudicated finally by a court or arbitral body of competent jurisdiction that, in connection with the subject of the proceeding out of which the claim for indemnification has arisen, (1) the Independent Director failed to act in good faith and in a manner the Independent Director reasonably believed to be in or not opposed to the best interests of the Company, (2) the Independent Director’s conduct was unlawful, or (3) the Independent Director’s conduct constituted willful misconduct, fraud or knowing violation of law, then the Independent Director shall not be entitled to payment of Indemnification hereunder.

(b) If indemnification is requested under Section 7(b) and has been adjudicated finally by a court or arbitral body of competent jurisdiction that, in connection with the subject of the proceeding out of which the claim for indemnification has arisen, (1) the Independent Director failed to act in good faith and in a manner the Independent Director reasonably believed to be in or not opposed to the best interests of the Company, or (2) the Independent Director received an improper benefit or improperly took advantage of a corporate opportunity, then the Independent Director shall not be entitled to payment of indemnification hereunder.

9. Subrogation. In the event of any payment of indemnification under this Agreement and/or the D&O Insurance, the Company or its insurance carrier, as the case may be, shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Independent Director against other persons, and the Independent Director shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

10. Eligibility. Each party has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by each party hereto.

11. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

12. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, by registered or certified mail, or by email option, followed by certified mail, postage prepaid, return receipt requested; to:

If to the Company:

(fill in the contact information)

If to the Independent Director:

(fill in the contact information)

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 12.

13. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Independent Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

14. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

15. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws. Any dispute, controversy, or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, performance, or termination, or the rights and obligations of the parties hereunder, shall be resolved by final and binding arbitration administered by arbitration, conducted before a panel of three arbitrators in the State of New York in accordance with the rules of the American Arbitration Association then in effect.

17. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute, provided, however, that the Independent Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute if the Independent Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

18. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

19. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Independent Director has hereunto set his hand, on the day and year first above written.

BGIN BLOCKCHAIN LIMITED

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Independent Director

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